                                            Registration No. 333-____________
=============================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            __________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.
          (Exact Name of Registrant as Specified in its Charter)
                            __________________
                 DELAWARE                                     91-1845100
      (State or Other Jurisdiction of                      (I.R.S. Employer
      Incorporation or Organization)                    Identification Number)

 29705 453RD AVENUE, IRENE, SOUTH DAKOTA                      57037-0066
 (Address of Principal Executive Offices)                      (Zip Code)

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.
                        DIRECTOR STOCK PLAN OF 1997
                         (Full Title of the Plan)

         CRAIG A. ANDERSON           Copies to:      GORDON R. LEWIS
DAKOTA TELECOMMUNICATIONS GROUP, INC.            WARNER NORCROSS & JUDD LLP
         29705 453RD AVENUE                        900 OLD KENT BUILDING
    IRENE, SOUTH DAKOTA 57037-0066                 111 LYON STREET, N.W.
                                              GRAND RAPIDS, MICHIGAN 49503-2487

                    (Name and Address of Agent for Service)

                              (605) 263-3301
       (Telephone Number, Including Area Code, of Agent for Service)

                      CALCULATION OF REGISTRATION FEE
     Title of                       Proposed Maximum    Proposed Maximum
 Securities to be    Amount to be     Offering Price         Aggregate             Amount of
   Registered        Registered      Per Share <F2><F3> Offering Price<F2><F3>  Registration Fee
------------------------------------------------------------------------------------------------
Common Stock,      40,000 shares(1)         $2.42            $96,800.00              $28.56
no par value





<F1> Plus an indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.

<F2> Estimated solely for the purpose of calculating the registration fee.

<F3> The registration fee is computed based on book value of the shares registered in accordance with Rule 457(h)(1). On September 30, 1997, the book value of the Common Stock of Dakota Telecommunications Group, Inc. ("Dakota") was $4.84 per share. The book value per share was adjusted to reflect the results of a two-for-one stock split pursuant to a share dividend to be paid to persons who are stockholders of record on January 1, 1998 (the "Stock Split").

=============================================================================


































                                 PART II.

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Dakota Telecommunications Group, Inc. ("DTG" or the "Registrant") with the Securities and Exchange
Commission are incorporated in this registration statement by reference:

          (a) The Registrant's Prospectus and Ballot/Proxy Statement filed as part of its Registration Statement on Form S-4 (No. 333-22025), dated June 13, 1997.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
     "Exchange Act") since the end of the Registrant's latest fiscal year covered by the financial statements included in the Prospectus and Ballot/Proxy Statement referred to in (a) above.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold from the date of filing of such documents shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES.

          COMMON STOCK.  Holders of common stock, no par value, of DTG
("Common Stock") are entitled to dividends out of funds legally available for that purpose if, as and when declared by the Board of Directors of DTG.
Certain covenants in existing loan agreements between DTG and the Rural
Telephone Finance Cooperative ("RTFC") would limit the circumstances under which DTG would be permitted to pay dividends or make other distributions to stockholders. Under these agreements, the RTFC must authorize distributions other than in shares of stock unless certain financial ratio requirements are met. The dividend rights of Common Stock also are subject to the rights of any share of preferred stock, no par value, of DTG
("Preferred Stock") which have been or may be issued. Each holder of Common Stock is entitled to one vote for each share held on each matter presented for stockholder action. Common Stock has no preemptive rights, cumulative voting rights, conversion rights or redemption provisions.




                                      2

          In the case of any liquidation, dissolution or winding up of the affairs of DTG, holders of Common Stock would be entitled to receive, pro rata, any assets distributable to common stockholders in respect of the number of shares held by them. The liquidation rights of Common Stock would be subject to the rights of holders of any DTG Preferred Stock which could be issued in the future.

          All outstanding shares of Common Stock are, and all shares to be issued under the Plan when issued will be, fully paid and nonassessable.

          PROVISIONS AFFECTING CONTROL OF DTG

          Some provisions of DTG's Certificate of Incorporation may have an anti-takeover impact and may make tender offers, proxy contests and certain mergers more difficult to consummate.

          CLASSIFIED BOARD. DTG's Certificate of Incorporation classifies the Board of Directors into three classes serving staggered, three-year terms. Classification of the Board could have the effect of extending the time during which the existing Board of Directors could control the operating policies of DTG even though opposed by the holders of a majority of the outstanding shares of Common Stock.

          NOMINATION OF DIRECTORS.  Under DTG's Certificate of
Incorporation, all nominations for directors by stockholders are required to be delivered to DTG in writing at least 120 days prior to the notice of an annual meeting of stockholders or, in the case of a special meeting of stockholders at which a director or directors are to be elected, at least seven days after the notice of the special meeting. A nomination that is not received prior to these deadlines will not be placed on the ballot.
The Board believes that advance notice of nominations by stockholders affords a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, provides an opportunity to inform stockholders about such qualifications. Although this nomination procedure does not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors, the nomination procedure could have the effect of precluding a nomination for the election of directors at a particular meeting if the proper procedures are not followed.

          REMOVAL OF DIRECTORS. Under DTG's Certificate of Incorporation, subject to the rights of any class of stock then outstanding, any director could be removed from office, but only for cause, and only by stockholder action. Generally, the vote for removal would require the affirmative vote of a majority of shares entitled to vote at an election of directors.
However, if less than the entire Board was to be removed, no single director could be removed if the votes cast against the director's removal would be sufficient to elect the director if then cumulatively voted at an election of the class of directors of which the director is a part.

                                      3
"
Cause" for removal can only be present in the circumstances specified in
DTG's Certificate of Incorporation.  "Cause" is present when: (i) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) the director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of such person's duty to DTG in a matter of substantial importance to DTG and such adjudication is no longer subject to a direct appeal; (iii) the director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects such person's ability as a director of DTG; or (iv) the director's actions or failure to act have been in derogation of the director's duties, as provided in DTG's
Bylaws or otherwise provided by law.  Any proposal for removal pursuant to clause (iii) or clause (iv) that is initiated by the Board of Directors for submission to the stockholders would require the affirmative vote of at least two-thirds of the total number of directors then in office, excluding the director who is the subject of the removal action and who is not entitled to vote thereon.

          QUALIFICATION OF DIRECTORS.  Under DTG's Certificate of
Incorporation, no person who has asserted or asserts any "Claim" (defined below) against DTG or any subsidiary (a "Plaintiff"), and no person who was or became associated or affiliated with any Plaintiff (a "Related Person"), is eligible to be elected or to serve as a director until the Claim is "Finally Resolved" (defined below). A director who was validly nominated and elected as a director and who thereafter became a Plaintiff or Related
Person would continue as a director for the remainder of the term for which the director was elected or until the director's resignation or removal. A director who was or became a Plaintiff or a Related Person is required to either (i) promptly take all steps necessary to cause the director to be neither a Plaintiff nor Related Person or (ii) if the director cannot do so and the Claim is not Finally Resolved within the "Resolution Period"
(defined below), resign as a director, effective immediately, at or before the end of such Resolution Period.

          A "Claim" means any claim, cross-claim, counterclaim or third-party claim pled in any action, suit or proceeding before any court, governmental agency or instrumentality, arbitrator or similar body or authority.  However, certain claims are excluded, including: (i) one which, when aggregated with all other claims asserted by the Plaintiff or any
Related Person of such Plaintiff against DTG or any subsidiary that have not been Finally Resolved, could not, if decided adversely to DTG or a subsidiary, along with all other aggregated claims, cross-claims, counterclaims and third-party claims, result in liability in excess of 10 percent of the consolidated current assets of DTG as of the most recent quarter or render DTG insolvent; (ii) one arising pursuant to a contract between DTG and the pertinent Plaintiff or Related Person that was approved by a majority of the "continuing directors," including without limitation, claims arising under any indemnity or employment contract; and (iii) claims asserted in the right of DTG (i.e., derivative actions).
                                      4

          The term "Finally Resolved" means that a final order has been rendered with respect to the Claim and all available appeals from such order have been exhausted or the time for seeking such review has expired.
The term "Resolution Period" means the 30-day period beginning on the earlier of (i) the date on which a director of DTG notifies the Board that the director has become a Plaintiff or Related Person or (ii) the date on which the Board determines that a director has become a Plaintiff or Related Person. However, the Board can (but is not required to) extend a Resolution Period by up to 15 days if the director establishes to the Board's satisfaction a reasonable likelihood that the Claim will be Finally
Resolved or such director will cease to be both a Plaintiff and a Related
Person during that extra 15-day period.

          The Board of Directors will not nominate any person for election as a director unless (i) the prospective nominee has provided the Board with (A) all information necessary or appropriate to enable the Board to determine whether the nominee is a Plaintiff or a Related Person and (B) a signed statement that the prospective nominee is not aware of any reason not disclosed to the Board why the prospective nominee would or might be considered a Plaintiff or Related Person and (ii) after receipt of the items the Board determines that the prospective nominee is not a Plaintiff or Related Person.

          Any stockholder who is uncertain whether any person the stockholder desires to nominate for election as a director is a Plaintiff or Related Person may request a determination from the Board concerning that matter, upon delivering to the Board certain information and other items and complying with certain deadlines. Within 10 days after receiving a properly submitted request (or, if it is impossible or impracticable to do so during such period, as soon as practicable thereafter), the Board is required to consider the request and determine whether or not the candidate is a Plaintiff or Related Person who could not be nominated for election to the Board.

          If a candidate who was the subject of a proper and timely submitted request was determined not to be a Plaintiff or Related Person and the request was submitted at least five days in advance of the last date on which the requesting stockholder otherwise would have been entitled to give notice of intent to nominate the candidate, then the Board's determination operates as a waiver of the time limits otherwise applicable to the giving of such notice of intent to the extent, if any, necessary to afford the stockholder a period of five days after receipt of the Board's notice within which to give notice of intent to nominate the candidate.

          If the Board determined that the candidate was a Plaintiff or Related Person and the request was submitted at least five days in advance of the last date on which the requesting stockholder otherwise would have been entitled to give notice of intent to nominate, then the Board's determination operates as a waiver of the time limits otherwise applicable

                                      5

to the giving of notice of intent to nominate to the extent, if any, necessary to afford the requesting stockholder a period of 15 days after receipt of the Board's notice within which to give notice of intent to nominate another person in lieu of the ineligible candidate.

          Whenever any stockholder was afforded an additional time period within which to give notice of intention to nominate, the Board may afford the other stockholders of DTG a comparable additional period of time within which to give such notice.

          While the Board of Directors believes that these provisions ensure that directors and nominees for election as directors will not have significant conflicts of interest with DTG, they may have the effect of making stockholder nominations of director candidates more difficult.

          BOARD EVALUATION OF CERTAIN OFFERS.  DTG's Certificate of
Incorporation provides that the Board of Directors will not initiate, approve, adopt or recommend any offer of any person or entity (other than DTG) to make a tender or exchange offer for any Common Stock or Preferred
Stock, to merge or consolidate DTG with any other entity, or to purchase or acquire all or substantially all of DTG's assets, unless and until the Board has evaluated the offer and determined that it would be in compliance with all applicable laws and that the offer is in the best interests of DTG and its stockholders. In doing so, the Board may rely on an opinion of legal counsel who is independent from the offeror, and/or may test such legal compliance in front of any court or agency that may have appropriate jurisdiction over the matter.

          In making its determination as to whether the transaction would be in the best interests of DTG and its stockholders, the Board is required to consider all factors it deems relevant, including but not limited to:
(i) the adequacy and fairness of the consideration to be received by DTG and/or its stockholders, considering historical trading prices of Common
Stock, the price that could be achieved in a negotiated sale of DTG as a whole, past offers to other corporations and the future prospects of DTG;
(ii) the possible social and economic impact of the proposed transaction on DTG, its employees, customers and suppliers; (iii) the potential social and economic impact of the proposed transaction on the communities in which DTG and its subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the offering party; (v) the competence, experience and integrity of the offering party and its management; and (vi) the intentions of the offering party regarding the use of the assets of DTG to finance the transaction.

          "BLANK CHECK" PREFERRED STOCK AND PREFERRED STOCK RIGHTS PLAN.
DTG's Certificate of Incorporation authorizes the Board of Directors to issue up to 250,000 shares of DTG Preferred Stock from time to time in one or more series with such designations, powers, preferences and relative voting, distribution, dividend, liquidation, transfer, redemption,

                                      6

conversion and other rights, preferences, qualifications, limitations or restrictions as may be provided for the issue of such series by resolution adopted by DTG's Board of Directors. The Certificate of Incorporation also designates 15,000 of such 250,000 shares as Series A Junior Participating
Preferred Stock for possible issuance in connection with a Preferred Stock
Purchase Rights Plan which the Board of Directors of DTG enacted following the consummation of the Merger. No additional stockholder action is necessary to issue any of such Preferred Stock.

          SUPERMAJORITY VOTE PROVISIONS.  DTG's Certificate of
Incorporation contains certain provisions that impose a supermajority vote requirement to approve certain "business combinations" involving an "interested stockholder." Article X provides that, in addition to any vote required by law or other provisions of the Certificate of Incorporation, the affirmative vote of not less than 80 percent of the outstanding shares of "voting stock" (which is defined as all shares of DTG's stock that are entitled to vote generally in the election of directors, voting as a single class) is required for the approval of certain "business combinations" between DTG or a subsidiary and any "interested stockholder."

          A "business combination" is generally defined for purposes of
Article X as including mergers, sales of all or substantially all of the assets of DTG and certain other transactions. An "interested stockholder" is defined as a person (other than DTG, its majority-owned subsidiaries or their employee benefit plans), who, alone or together with affiliated persons, beneficially owns 10 percent or more of the voting stock of DTG, as well as certain other persons that are affiliated with an interested stockholder.

          These requirements do not apply if the transaction is approved by a majority of the "continuing directors," which are directors who are not affiliated with an interested stockholder and who were either (i) elected to the Board prior to the time that the interested stockholder became an interested stockholder or (ii) designated, before their initial election as directors, as continuing directors by a majority of the then-continuing directors. The term excludes, however, certain persons that became directors as a result of election contests within the meaning of Rule 14a-11 under the Exchange Act or other types of proxy solicitations.

          In addition, Article XII provides that, in addition to any vote required by law or other provisions of the Certificate of Incorporation, the affirmative vote of at least 80 percent of the shares held by persons who are not interested stockholders (as defined in Article X) is required to approve business combinations (as defined in Article X) of DTG or a majority owned subsidiary with any interested stockholder. This requirement does not apply if (i) the business combination was approved by a majority of the continuing directors (as defined in Article X) or (ii) certain other detailed conditions are satisfied.


                                      7

          RESTRICTIONS ON AMENDMENTS TO CERTIFICATE OF INCORPORATION AND
BYLAWS OF DTG.   Several provisions of DTG's Certificate of Incorporation
require a greater-than-majority vote to be amended.  Specifically, Article
XV(A) provides that no amendment to the Certificate of Incorporation may alter, modify or repeal any or all of the provisions of Article XII
(supermajority vote/fair price requirement for certain business combinations) or Article XV(A), unless the amendment is adopted by the affirmative vote of not less than 80 percent of the outstanding shares of voting stock held by stockholders who are not interested stockholders.

          Also, Article XV(B) of DTG's Certificate of Incorporation provides that no amendment shall alter, modify or repeal any or all of the provisions of Articles VII (powers of the Board of Directors), VIII (Board of Directors classification, nomination, qualification, etc.), IX
(stockholder action by written consent), X (supermajority vote required for certain business combinations), XI (non-stockholder constituency provision) or XIII (limitation of certain director liability), and the stockholders would not have the right to alter, modify or repeal any or all provisions of the Bylaws of DTG, unless such amendment, alteration, modification or repeal is adopted by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of voting stock. However, the provisions of Article XV(B) do not apply to, and such 80 percent vote is not required for, any amendment, alteration, modification or repeal which has first been approved by (i) the affirmative vote of 80 percent of the entire Board of Directors, including the affirmative vote of at least one director of each class of the Board of Directors and (ii) the affirmative vote of two-thirds of the continuing directors.

ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          DTG's Certificate of Incorporation requires indemnification of DTG's directors and executive officers to the maximum extent permitted by Delaware law. As to other persons who are not directors or executive officers but who may be eligible for indemnification, the Certificate of Incorporation provides that such persons may be indemnified by DTG to the extent permissible by law and the Certificate and authorized by the Board of Directors. The Certificate further provides that DTG may purchase and maintain insurance to cover such expenses, whether or not indemnification would be permissible under the Delaware law in the absence of insurance.

          Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided that there is a determination by a majority vote of disinterested directors (even though less than a quorum) or, if there are

                                      8

no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders, that the person seeking indemnification acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, which the person had no reasonable cause to believe the person's conduct was unlawful.
Without court approval, however, no indemnification may be made in respect of any derivative action in which the person is adjudged liable to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

          DTG has entered into Indemnity Agreements with each of its directors and executive officers ("Business Leaders") which indemnifies the Business Leaders to the maximum extent allowable by law. The indemnification required under the Agreements could include indemnification for liabilities arising under the Securities Act of 1933.

          All of the above provisions could affect the liability of DTG's directors and officers in their capacities as such.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.     EXHIBITS.

          The following exhibits have been filed or incorporated by reference as part of this registration statement:

EXHIBIT
NUMBER    DOCUMENT

4(a) DTG's Certificate of Incorporation as amended, previously filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 1997, is incorporated herein by reference.

4(b)     DTG's Bylaws, previously filed as Exhibit 3.2 to the Registrant's
         Registration Statement on Form S-4 (No. 333-22025) dated June 13,
         1997, are incorporated herein by reference.

5(a)     Opinion Regarding Legality of Securities Offered.

23(a)    Consent of Warner Norcross & Judd LLP--Included in Exhibit
         5(a) and incorporated herein by reference.

23(b)    Consent of Independent Auditors.
                                      9

24       Powers of Attorney.


ITEM 9.     UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                    (i)  include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933 (the
               "Securities Act");

                    (ii) reflect in the prospectus any facts or events
               which, individually or together, represent a fundamental change in the information set forth in the registration statement;

                    (iii)     include any additional or changed
               material information on the plan of distribution;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant pursuant to the Exchange Act.

               (2) That, for determining any liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial BONA FIDE offering.

               (3) To file to a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (b)  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section
     13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial
     BONA FIDE offering thereof.
                                      10

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange
     Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.































                                      11

                                SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irene and the State of South
Dakota, on this 25th day of November, 1997.


                                  DAKOTA TELECOMMUNICATIONS
                                     GROUP, INC.


                                  By  /s/Thomas W. Hertz
                                      Thomas W. Hertz
                                      President and Chief Executive
                                        Officer


         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    SIGNATURE                   TITLE                            DATE


/s/Ross L. Benson*              Director                      November 25, 1997
Ross L. Benson

/s/Dale Q. Bye*                 Director                      November 25, 1997
Dale Q. Bye

/s/Edward D. Christensen, Jr.*  Director                      November 25, 1997
Edward D. Christensen, Jr.

/s/Jeffrey J. Goeman*           Director                      November 25, 1997
Jeffrey J. Goeman

/s/James H. Jibben*             Director                      November 25, 1997
James H. Jibben

/s/Palmer O. Larson*            Director                      November 25, 1997
Palmer O. Larson

/s/Jeffrey Parker*              Director                      November 25, 1997
Jeffrey Parker


                                      12
 SIGNATURE                       TITLE                           DATE


/s/John (Jack) A. Roth*         Director                      November 25, 1997
John (Jack) A. Roth


/s/John A. Schaefer*            Director                      November 25, 1997
John A. Schaefer


/s/Craig A. Anderson            Director, Executive Vice      November 25, 1997
Craig A. Anderson               President - Marketing and
                                Chief Financial Officer and
                                Treasurer
                                (Principal Accounting and
                                Financial Officer)


/s/Thomas W. Hertz              Director, President and       November 25, 1997
Thomas W. Hertz                 Chief Executive Officer
                                (Principal Executive Officer)



*By   /s/Thomas W. Hertz                                      November 25, 1997
       Thomas W. Hertz
       Attorney-in-Fact























                                     13

                               EXHIBIT INDEX


EXHIBIT
NUMBER                       DOCUMENT

4(a)               DTG's Certificate of Incorporation as amended, filed as
                   Exhibit 3.1 to the Registrant's Quarterly Report on
                   Form 10-QSB for the period ended June 30, 1997, is incorporated herein by reference.

4(b)               DTG's Bylaws, filed as Exhibit 3.2 to the Registrant's
                   Registration Statement on Form S-4 (No. 333-22025) dated June 13, 1997, are incorporated herein by reference.

5(a)               Opinion Regarding Legality of Securities Offered.

23(a)              Consent of Warner Norcross & Judd LLP--Included in
                   Exhibit 5(a) and incorporated herein by reference.

23(b)              Consent of Independent Auditors.

24                 Powers of Attorney.

